Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FIRST QUARTER 2017 RESULTS;
QUARTERLY DIVIDEND OF $0.34 PER SHARE

Highlights

▪	First Quarter Financial Summary

•	Record First Quarter U.S. GAAP Net Revenues of $387.2 million, up 50% compared to Q1 2016

•	Record U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $80.8 million, up 1,419% compared to Q1 2016, or $1.76 per share, up 1,367% compared to Q1 2016

•	Record First Quarter Adjusted Net Revenues of $384.7 million, up 50% compared to Q1 2016

•
Record Adjusted Net Income Attributable to Evercore Partners Inc. of $83.6 million, up 155% compared to Q1 2016, or $1.61 per share, up 156% compared to Q1 2016. Adjusted Net Income Attributable to Evercore Partners Inc. and Adjusted Earnings Per Share, excluding the effects of the change in accounting for income taxes, of $58.3 million, up 78% compared to Q1 2016, and $1.13, up 79% compared to Q1 2016, respectively

▪	Investment Banking

•	Advising clients on significant transactions globally:

•	The Conflicts Committee of Williams Partners L.P. regarding its $11.4 billion simplification transaction with The Williams Companies, Inc.

•	Takeda Pharmaceutical Company Limited on its $5.2 billion acquisition of ARIAD Pharmaceuticals, Inc.

•	Misys on its CAD$4.8 billion acquisition of DH Corp

•	The Special Committee of the Board of Directors of Fortress Investment Group LLC on its $3.3 billion sale to SoftBank Group Corp.

•	Old Mutual plc on the sale of a 24.95% stake in OM Asset Management plc to HNA Capital US

•	Attarat Power Company on the $2.1 billion financing of an oil shale power project in Jordan

•	Bookrunner on leading transactions including the $1.3 billion follow-on offering for Athene Holdings Limited

▪	Roopesh Shah to join our Restructuring and Debt Advisory team in New York as a Senior Managing Director and Waleed El-Amir to join our newly established office in Dubai as a Senior Advisor

▪
Returned $102.4 million of capital to shareholders during the quarter through dividends and repurchases, including repurchases of 1.1 million shares at an average price of $77.99. Quarterly dividend of $0.34 per share

NEW YORK, April 26, 2017– Evercore Partners Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2017.

U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands, except per share data)
Net Revenues	$387,247	$445,369	$257,713	(13%)	50%
Operating Income	$111,329	$97,359	$16,125	14%	590%
Net Income Attributable to Evercore Partners Inc.	$80,771	$43,428	$5,318	86%	1,419%
Diluted Earnings Per Share	$1.76	$0.98	$0.12	80%	1,367%
Compensation Ratio	53.1%	60.1%	69.8%
Operating Margin	28.7%	21.9%	6.3%

Net Revenues were $387.2 million for the quarter ended March 31, 2017, an increase of 50% compared to $257.7 million for the quarter ended March 31, 2016. Net Income Attributable to Evercore Partners Inc. for the quarter ended March 31, 2017 was $80.8 million, up 1,419% compared to $5.3 million for the quarter ended March 31, 2016. Earnings Per Share was $1.76 for the quarter ended March 31, 2017, up 1,367% in comparison to the quarter ended March 31, 2016.

The compensation ratio for the quarter ended March 31, 2017 was 53.1%, compared to 69.8% for the quarter ended March 31, 2016. The trailing twelve-month compensation ratio of 59.0% compares to 64.8% for the same period in 2016. These compensation ratios were impacted by our review of the outlook for the Evercore ISI business. See the Business Line Reporting - Discussion of U.S. GAAP Results below.

For the quarter ended March 31, 2017, Evercore's effective tax rate was 16.2%, compared to 55.9% for the quarter ended March 31, 2016. The decrease in the effective tax rate was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 4 and 5 and A-2 to A-13 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands, except per share data)
Net Revenues	$384,739	$442,189	$257,203	(13%)	50%
Operating Income	$96,541	$127,010	$54,670	(24%)	77%
Net Income Attributable to Evercore Partners Inc.	$83,640	$74,417	$32,815	12%	155%
Diluted Earnings Per Share	$1.61	$1.43	$0.63	13%	156%
Compensation Ratio	59.0%	57.2%	57.6%
Operating Margin	25.1%	28.7%	21.3%

Adjusted Net Revenues were $384.7 million for the quarter ended March 31, 2017, an increase of 50% compared to $257.2 million for the quarter ended March 31, 2016. Adjusted Net Income Attributable to Evercore Partners Inc. was $83.6 million for the quarter ended March 31, 2017, up 155% compared to $32.8 million for the quarter ended March 31, 2016. Adjusted Earnings Per Share was $1.61 for the quarter ended March 31, 2017, up 156% in comparison to the quarter ended March 31, 2016.

The Adjusted compensation ratio reflects the cost associated with compensation awarded to employees based on their performance consistent with market rates, and the cost associated with the addition of senior professionals. These new hire costs reflect both the number and seniority of the personnel we recruit and have the potential to change the compensation ratio in any period. The Adjusted compensation ratio for the quarter ended March 31, 2017 was 59.0%, compared to 57.6% for the quarter ended March 31, 2016. The Adjusted compensation ratio for the trailing twelve months was 57.6%, compared to 57.8% for the same period in 2016.

For the quarter ended March 31, 2017, Evercore's Adjusted effective tax rate was 10.9%, compared to 37.5% for the quarter ended March 31, 2016. The decrease in the Adjusted effective tax rate was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. Changes in the Adjusted effective tax rate are also driven by the level of earnings in businesses with minority owners.

Adjusted Net Income Attributable to Evercore Partners Inc. and Adjusted Earnings Per Share for the quarter ended March 31, 2017 were $58.3 million and $1.13, respectively, excluding the effects of the change in accounting for income taxes.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

"2017 is off to a solid start, with record first quarter revenues up 50% year over year and record net income and earnings per share for the period. Our Advisory business delivered the best first quarter revenues in our history, and the second best quarterly revenues overall. We continue to invest in the business, extending our global reach with the addition of Waleed El-Amir, a Senior Advisor, who will work with us to expand our presence in the Middle East and Africa from our newly established office in Dubai and Roopesh Shah, who will join our Restructuring and Debt Advisory team in New York as a Senior Managing Director," said Ralph Schlosstein, President and Chief Executive Officer. "For Equities, strong equity markets bolstered our ECM activity; however, low volatility created a more challenging secondary revenue environment than has been prevalent in prior quarters. We have carefully reviewed the outlook for our equities business, as we consistently do, and reflecting these market conditions, we have lowered our expectations for Adjusted earnings and, consequently, for the remaining number of contingent shares to be delivered in relation to the 2014 acquisition of ISI. We continue to be strongly committed to this business, as it continues to contribute meaningfully to our revenues and earnings and to the success of our broader Investment Banking business. In the first quarter, we returned $102 million of capital to shareholders through dividends and share repurchases, sustaining our commitment to offset the dilution caused by our annual compensation programs and new SMD hires."

"We are experiencing strong activity levels in each of Advisory, Restructuring and Capital Markets," said John S. Weinberg, Executive Chairman. "As the economy continues to strengthen, we are hopeful that our business will continue to build."

"Market conditions continue to favor sustained, healthy levels of M&A volume. Interest rates remain low, credit availability and  business confidence levels are good and equity valuations are relatively high. Historically, such conditions have meant good merger levels," said Roger C. Altman, Founder and Senior Chairman. "Evercore's own business is strong, and we again expect to continue to gain market share relative to our competitors."

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2017 was higher than U.S. GAAP as a result of certain business acquisition-related charges, which were partially offset by the reversal of expenses associated with awards granted in conjunction with certain of the Company's acquisitions.

Acquisition-related compensation charges for 2017 include the reversal of expenses associated with performance-based awards granted in conjunction with the Company's acquisition of ISI. The amount of the reversal of expense is based on the determination that it is no longer probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition-related charges for 2017 also include adjustments for amortization of intangible assets.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2017 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain LP Units/Interests and unvested restricted stock units granted to ISI employees.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2016 and the three months ended December 31, 2016, are included in Annex I, pages A-2 to A-13.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$371,938	$427,864	$240,626	(13%)	55%
Other Revenue, net	(1,168)	(509)	(913)	(129%)	(28%)
Net Revenues	370,770	427,355	239,713	(13%)	55%

Expenses:
Employee Compensation and Benefits	196,125	261,125	169,718	(25%)	16%
Non-compensation Costs	66,488	67,674	57,574	(2%)	15%
Total Expenses	262,613	328,799	227,292	(20%)	16%

Operating Income	$108,157	$98,556	$12,421	10%	771%

Compensation Ratio	52.9%	61.1%	70.8%
Operating Margin	29.2%	23.1%	5.2%

For the first quarter, Evercore's Investment Banking segment reported Net Revenues of $370.8 million, which represents an increase of 55% from the first quarter of last year. Operating Income of $108.2 million increased 771% from the first quarter of last year. The Operating Margin was 29.2%, in comparison to 5.2% for the first quarter of last year.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Advisory Fees	$312,284	$352,976	$180,102	(12%)	73%
Commissions and Related Fees	49,674	63,097	57,218	(21%)	(13%)
Underwriting Fees	9,980	11,791	3,306	(15%)	202%
Investment Banking Revenue	$371,938	$427,864	$240,626	(13%)	55%

During the first quarter, Investment Banking earned advisory fees from 163 client transactions (vs. 173 in Q1 2016) and fees in excess of $1 million from 53 client transactions (vs. 41 in Q1 2016).

During the first quarter, Commissions and Related Fees of $49.7 million decreased 13% from the first quarter of last year on lower trading volume. Underwriting Fees of $10.0 million for the first quarter increased 202% versus the first quarter of last year, as we participated in 15 underwriting transactions (vs. 5 in Q1 2016); 3 as a bookrunner (vs. 2 in Q1 2016).

Expenses

Compensation costs were $196.1 million for the first quarter, an increase of 16% from the first quarter of last year. The trailing twelve-month compensation ratio was 59.4%, down from 65.4% for the same period in 2016. Evercore's Investment Banking compensation ratio was 52.9% for the first quarter, down versus the compensation ratio reported for the first quarter of last year of 70.8%.

Compensation costs for the first quarter of 2017 include $4.8 million of expense related to the Class E LP Units and the reversal of $26.2 million of expense related to the Class G and H LP Interests issued in conjunction with the acquisition of ISI. This expense reversal followed a review of the outlook for the Evercore ISI business where the Company concluded that it would be appropriate to lower the level of earnings and margins that it considers probable of achievement for future periods. Compensation costs included $31.7 million of expense for the first quarter of 2016 related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI based on the probability assumptions in place at that time.

The life to date actual accrued expense related to unvested Class H LP Interests as of March 31, 2017 was $56.3 million, which would be reversed if the actual performance fell below, or is deemed probable of falling below, the minimum thresholds prior to vesting. Conversely, assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at March 31, 2017, an additional $76.1 million of expense would have been incurred in the first quarter of 2017 and the remaining expense to be accrued over the future vesting period extending from April 1, 2017 to February 15, 2020 would be $103.4 million. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 4.6 million.

Non-compensation costs for the first quarter were $66.5 million, up 15% from the first quarter of last year. The ratio of non-compensation costs to net revenue for the first quarter was 17.9%, compared to 24.0% for the first quarter of last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$16,346	$17,965	$18,429	(9%)	(11%)
Other Revenue, net	131	49	(429)	167%	NM
Net Revenues	16,477	18,014	18,000	(9%)	(8%)

Expenses:
Employee Compensation and Benefits	9,433	6,506	10,197	45%	(7%)
Non-compensation costs	3,872	4,605	4,099	(16%)	(6%)
Special Charges	—	8,100	—	NM	NM
Total Expenses	13,305	19,211	14,296	(31%)	(7%)

Operating Income (Loss)	$3,172	$(1,197)	$3,704	NM	(14%)

Compensation Ratio	57.2%	36.1%	56.7%
Operating Margin	19.3%	(6.6%)	20.6%

Assets Under Management (in millions) (1)	$8,449	$7,999	$8,455	6%	—%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $304 million from the Mexican Private Equity Business at March 31, 2017 and December 31, 2016, following the transfer of ownership on September 30, 2016.

For the first quarter, Evercore's Investment Management segment reported Net Revenues of $16.5 million and Operating Income of $3.2 million. The Operating Margin was 19.3% for the first quarter.

As of March 31, 2017, Investment Management reported $8.4 billion of AUM, an increase of 6% from December 31, 2016, caused primarily by an increase in AUM at Evercore Wealth Management to $6.8 billion.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,643	$9,231	$8,779	4%	10%
Institutional Asset Management	5,639	6,596	5,679	(15%)	(1%)
Private Equity	—	217	1,349	NM	NM
Total Investment Advisory and Management Fees	15,282	16,044	15,807	(5%)	(3%)

Realized and Unrealized Gains:
Institutional Asset Management	725	607	1,255	19%	(42%)
Private Equity	339	1,314	1,367	(74%)	(75%)
Total Realized and Unrealized Gains	1,064	1,921	2,622	(45%)	(59%)

Investment Management Revenue	$16,346	$17,965	$18,429	(9%)	(11%)

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Investment Advisory and Management Fees of $15.3 million for the first quarter decreased 3% compared to the first quarter of last year, driven primarily by lower fees in Private Equity, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $1.1 million in the first quarter decreased relative to the first quarter of last year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Expenses

Investment Management's first quarter expenses were $13.3 million, a decrease of 7% compared to the first quarter of last year.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 4 and 5 and A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$365,106	$421,246	$236,432	(13%)	54%
Other Revenue, net	1,413	2,123	565	(33%)	150%
Net Revenues	366,519	423,369	236,997	(13%)	55%

Expenses:
Employee Compensation and Benefits	217,496	246,635	137,959	(12%)	58%
Non-compensation Costs	57,413	57,764	50,383	(1%)	14%
Total Expenses	274,909	304,399	188,342	(10%)	46%

Operating Income	$91,610	$118,970	$48,655	(23%)	88%

Compensation Ratio	59.3%	58.3%	58.2%
Operating Margin	25.0%	28.1%	20.5%

For the first quarter, Evercore's Investment Banking segment reported Adjusted Net Revenues of $366.5 million, which represents an increase of 55% from the first quarter of last year. Adjusted Operating Income of $91.6 million increased 88% from the first quarter of last year. The Adjusted Operating Margin was 25.0%, in comparison to 20.5% for the first quarter of last year.

Adjusted Revenues

	Adjusted
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Advisory Fees (1)	$305,452	$346,358	$175,908	(12%)	74%
Commissions and Related Fees	49,674	63,097	57,218	(21%)	(13%)
Underwriting Fees	9,980	11,791	3,306	(15%)	202%
Investment Banking Revenue	$365,106	$421,246	$236,432	(13%)	54%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $6,683, $8,082 and $3,922 for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively, as well as the reclassification of earnings (losses) related to our equity investment in G5 | Evercore - Advisory of ($149), $1,464 and ($272) for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

During the first quarter, Investment Banking earned advisory fees from 163 client transactions (vs. 173 in Q1 2016) and fees in excess of $1 million from 53 client transactions (vs. 41 in Q1 2016).

During the first quarter, Commissions and Related Fees of $49.7 million decreased 13% from the first quarter of last year on lower trading volume. Underwriting Fees of $10.0 million for the first quarter increased 202% versus the first quarter of last year, as we participated in 15 underwriting transactions (vs. 5 in Q1 2016); 3 as a bookrunner (vs. 2 in Q1 2016).

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $54.5 million, down 6% from the first quarter of 2016. Allocated U.S. underwriting revenues were $5.0 million for the first quarter and Operating Margins were 15.2%, compared to 19.7% for the first quarter of last year.

Adjusted Expenses

Adjusted compensation costs were $217.5 million for the first quarter, an increase of 58% from the first quarter of last year. The Adjusted trailing twelve-month compensation ratio was 58.1%, down from 58.4% for the same period in 2016. Evercore's Investment Banking Adjusted compensation ratio was 59.3% for the first quarter, up versus the Adjusted compensation ratio reported for the first quarter of last year of 58.2%.

Adjusted Non-compensation costs for the first quarter were $57.4 million, up 14% from the first quarter of last year. The increase in Adjusted non-compensation costs versus the same period in 2016 reflects the addition of personnel within most parts of the business. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the first quarter was 15.7%, compared to 21.3% for the first quarter of last year.

Investment Management

	Adjusted
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$18,089	$18,771	$19,965	(4%)	(9%)
Other Revenue, net	131	49	241	167%	(46%)
Net Revenues	18,220	18,820	20,206	(3%)	(10%)

Expenses:
Employee Compensation and Benefits	9,433	6,506	10,197	45%	(7%)
Non-compensation Costs	3,856	4,274	3,994	(10%)	(3%)
Total Expenses	13,289	10,780	14,191	23%	(6%)

Operating Income	$4,931	$8,040	$6,015	(39%)	(18%)

Compensation Ratio	51.8%	34.6%	50.5%
Operating Margin	27.1%	42.7%	29.8%

Assets Under Management (in millions) (1)	$8,449	$7,999	$8,455	6%	—%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $304 million from the Mexican Private Equity Business at March 31, 2017 and December 31, 2016, following the transfer of ownership on September 30, 2016.

For the first quarter, Evercore's Investment Management segment reported Adjusted Net Revenues of $18.2 million and Adjusted Operating Income of $4.9 million. The Adjusted Operating Margin was 27.1% for the first quarter.

As of March 31, 2017, Investment Management reported $8.4 billion of AUM, an increase of 6% from December 31, 2016, caused primarily by an increase in AUM at Evercore Wealth Management to $6.8 billion.

Adjusted Revenues

	Adjusted
	Three Months Ended			% Change vs.
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,643	$9,231	$8,779	4%	10%
Institutional Asset Management (1)	5,623	6,560	5,656	(14%)	(1%)
Private Equity (2)	—	11	1,349	NM	NM
Total Investment Advisory and Management Fees	15,266	15,802	15,784	(3%)	(3%)

Realized and Unrealized Gains:
Institutional Asset Management	725	607	1,255	19%	(42%)
Private Equity	339	1,314	1,367	(74%)	(75%)
Total Realized and Unrealized Gains	1,064	1,921	2,622	(45%)	(59%)

Equity in Earnings of Affiliates (3)	1,759	1,048	1,559	68%	13%
Investment Management Revenue	$18,089	$18,771	$19,965	(4%)	(9%)

(1) Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $16, $36 and $23 for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(2) Management fees from Private Equity on an Adjusted basis reflect the reduction of revenues for provisions for uncollected receivables of $206 for the three months ended December 31, 2016.

(3) Equity in G5 ǀ Evercore - Wealth Management, ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Adjusted Investment Advisory and Management Fees of $15.3 million for the first quarter decreased 3% compared to the first quarter of last year, driven primarily by lower fees in Private Equity, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $1.1 million in the first quarter decreased relative to the first quarter of last year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Equity in Earnings of Affiliates of $1.8 million in the first quarter increased relative to the first quarter of last year principally as a result of higher income earned in the first quarter of 2017 by ABS.

Expenses

Investment Management's first quarter Adjusted expenses were $13.3 million, down 6% compared to the first quarter of last year. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2015, Adjusted Investment Management expenses would have increased 1% when compared to the first quarter of last year.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $414.1 million at March 31, 2017. Current assets exceed current liabilities by $436.7 million at March 31, 2017. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $178.7 million at March 31, 2017.

Capital Transactions

On April 24, 2017, the Board of Directors of Evercore declared a quarterly dividend of $0.34 per share to be paid on June 9, 2017 to common stockholders of record on May 26, 2017.

During the three months ended March 31, 2017 the Company repurchased approximately 1.1 million shares at an average price per share of $77.99.

During the first quarter, after consideration of the market environment in which our equities business operates and the intermediate term cost structure of that business, we reduced the shares we expect to deliver, included in our Adjusted share base, for the 2014 acquisition of ISI from approximately 7.0 million shares to 5.4 million shares.

The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Partners Inc. Stock Incentive Plan was approximately 7.5 million as of March 31, 2017.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 26, 2017, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 9160841. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 9160841. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The Firm also offers investment management services to high net worth and institutional investors. With 28 offices and affiliate offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company's website at www.evercore.com.

Investor Contact:    Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2016, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016

Revenues
Investment Banking Revenue	$371,938	$240,626
Investment Management Revenue	16,346	18,429
Other Revenue	3,739	1,377
Total Revenues	392,023	260,432
Interest Expense (1)	4,776	2,719
Net Revenues	387,247	257,713

Expenses
Employee Compensation and Benefits	205,558	179,915
Occupancy and Equipment Rental	13,075	10,774
Professional Fees	17,078	10,702
Travel and Related Expenses	14,980	13,829
Communications and Information Services	10,311	10,003
Depreciation and Amortization	5,799	6,382
Other Operating Expenses	9,117	9,983
Total Expenses	275,918	241,588

Income Before Income from Equity Method Investments and Income Taxes	111,329	16,125
Income from Equity Method Investments	1,610	1,287
Income Before Income Taxes	112,939	17,412
Provision for Income Taxes	18,292	9,734
Net Income	94,647	7,678
Net Income Attributable to Noncontrolling Interest	13,876	2,360
Net Income Attributable to Evercore Partners Inc.	$80,771	$5,318

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$80,771	$5,318

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,480	39,620
Diluted	45,936	44,920

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$2.00	$0.13
Diluted	$1.76	$0.12

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1. Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. In 2017, the amount of reversal of expense for the Class G and H LP Interests is based on the determination that it is no longer probable that Evercore ISI will achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company's acquisitions.

c.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

d.
Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

e.
Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted Results.

3.
Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Special Charges. Expenses during 2016 related to a charge for the impairment of our investment in Atalanta Sosnoff during the fourth quarter.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

6. Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
7. Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.
This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Revenues - U.S. GAAP	$387,247	$445,369	$257,713
Client Related Expenses (1)	(6,699)	(8,324)	(3,945)
Income from Equity Method Investments (2)	1,610	2,512	1,287
Interest Expense on Debt (3)	2,581	2,632	2,148
Net Revenues - Adjusted	$384,739	$442,189	$257,203

Compensation Expense - U.S. GAAP	$205,558	$267,631	$179,915
Amortization of LP Units / Interests and Certain Other Awards (4)	21,371	(14,490)	(31,759)
Compensation Expense - Adjusted	$226,929	$253,141	$148,156

Operating Income - U.S. GAAP	$111,329	$97,359	$16,125
Income from Equity Method Investments (2)	1,610	2,512	1,287
Pre-Tax Income - U.S. GAAP	112,939	99,871	17,412
Amortization of LP Units / Interests and Certain Other Awards (4)	(21,371)	14,490	31,759
Special Charges (5)	—	8,100	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,392	2,392	3,245
Acquisition and Transition Costs (6b)	—	89	—
Fair Value of Contingent Consideration (6c)	—	(564)	106
Pre-Tax Income - Adjusted	93,960	124,378	52,522
Interest Expense on Debt (3)	2,581	2,632	2,148
Operating Income - Adjusted	$96,541	$127,010	$54,670

Provision for Income Taxes - U.S. GAAP	$18,292	$39,913	$9,734
Income Taxes (7)	(8,022)	7,301	9,961
Provision for Income Taxes - Adjusted	$10,270	$47,214	$19,695

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$80,771	$43,428	$5,318
Amortization of LP Units / Interests and Certain Other Awards (4)	(21,371)	14,490	31,759
Special Charges (5)	—	8,100	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,392	2,392	3,245
Acquisition and Transition Costs (6b)	—	89	—
Fair Value of Contingent Consideration (6c)	—	(564)	106
Income Taxes (7)	8,022	(7,301)	(9,961)
Noncontrolling Interest (8)	13,826	13,783	2,348
Net Income Attributable to Evercore Partners Inc. - Adjusted	$83,640	$74,417	$32,815

Diluted Shares Outstanding - U.S. GAAP	45,936	44,524	44,920
LP Units (9)	6,074	7,544	7,106
Unvested Restricted Stock Units - Event Based (9)	12	12	12
Diluted Shares Outstanding - Adjusted	52,022	52,080	52,038

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.76	$0.98	$0.12
Diluted Earnings Per Share - Adjusted	$1.61	$1.43	$0.63

Compensation Ratio - U.S. GAAP	53.1%	60.1%	69.8%
Compensation Ratio - Adjusted	59.0%	57.2%	57.6%

Operating Margin - U.S. GAAP	28.7%	21.9%	6.3%
Operating Margin - Adjusted	25.1%	28.7%	21.3%

Effective Tax Rate - U.S. GAAP	16.2%	40.0%	55.9%
Effective Tax Rate - Adjusted	10.9%	38.0%	37.5%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended
	March 31, 2017	March 31, 2016	% Change

Net Revenues - U.S. GAAP	$387,247	$257,713	50%
Adjustments - U.S. GAAP to Adjusted (a)	(2,508)	(510)	(392%)
Net Revenues - Adjusted	384,739	257,203	50%
Transfer of Ownership of Mexican Private Equity Business (12)	—	(1,050)	NM
Adjusted Net Revenues - Including Restructuring of Investment Management Adjustments	$384,739	$256,153	50%

Investment Management Revenues - U.S. GAAP	$16,346	$18,429	(11%)
Adjustments - U.S. GAAP to Adjusted (b)	1,743	1,536	13%
Investment Management Revenues - Adjusted	18,089	19,965	(9%)
Transfer of Ownership of Mexican Private Equity Business (12)	—	(1,050)	NM
Adjusted Investment Management Revenues - Including Restructuring of Investment Management Adjustments	$18,089	$18,915	(4%)

Investment Management Expenses - U.S. GAAP	$13,305	$14,296	(7%)
Adjustments - U.S. GAAP to Adjusted (b)	(16)	(105)	85%
Investment Management Expenses - Adjusted	13,289	14,191	(6%)
Transfer of Ownership of Mexican Private Equity Business (12)	—	(1,021)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$13,289	$13,170	1%

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) See pages A-8 and A-10 for details of U.S. GAAP to Adjusted adjustments.

EVERCORE PARTNERS INC.
RECONCILIATION TO ADJUSTED RESULTS EXCLUDING CHANGE IN ACCOUNTING FOR INCOME TAXES RELATED TO SHARE-BASED PAYMENTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended
	March 31, 2017	March 31, 2016	% Change

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$80,771	$5,318	1,419%
Adjustments - U.S. GAAP to Adjusted (a)	2,869	27,497	(90%)
Net Income Attributable to Evercore Partners Inc. - Adjusted	83,640	32,815	155%
Change in Accounting for Income Taxes Related to Share-Based Payments (13)	(25,292)	—	NM
Adjusted Net Income Attributable to Evercore Partners Inc. - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$58,348	$32,815	78%

Diluted Shares Outstanding - U.S. GAAP	45,936	44,920	2%
Adjustments - U.S. GAAP to Adjusted (a)	6,086	7,118	(14%)
Diluted Shares Outstanding - Adjusted	52,022	52,038	—%
Change in Accounting for Income Taxes Related to Share-Based Payments (13)	(261)	—	NM
Adjusted Diluted Shares Outstanding - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	51,761	52,038	(1%)

Key Metrics: (b)
U.S. GAAP Diluted Earnings Per Share	$1.76	$0.12	1,367%
Adjusted Diluted Earnings Per Share	$1.61	$0.63	156%
Adjusted Diluted Earnings Per Share - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$1.13	$0.63	79%

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Revenues - U.S. GAAP	$1,569,586	$1,440,052	$1,243,003
Client Related Expenses (1)	(28,152)	(25,398)	(22,936)
Income from Equity Method Investments (2)	6,964	6,641	6,230
Interest Expense on Debt (3)	10,681	10,248	9,168
Gain on Transfer of Ownership of Mexican Private Equity Business (10)	(406)	(406)	—
Net Revenues - Adjusted	$1,558,673	$1,431,137	$1,235,465

Compensation Expense - U.S. GAAP	$926,233	$900,590	$804,964
Amortization of LP Units / Interests and Certain Other Awards (4)	(27,716)	(80,846)	(89,482)
Other Acquisition Related Compensation Charges (11)	—	—	(952)
Compensation Expense - Adjusted	$898,517	$819,744	$714,530

Compensation Ratio - U.S. GAAP (a)	59.0%	62.5%	64.8%
Compensation Ratio - Adjusted (a)	57.6%	57.3%	57.8%

	Investment Banking
	Twelve Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net Revenues - U.S. GAAP	$1,494,916	$1,363,859	$1,154,048
Client Related Expenses (1)	(27,253)	(24,492)	(22,844)
Income from Equity Method Investments (2)	1,493	1,370	743
Interest Expense on Debt (3)	10,681	9,578	5,875
Net Revenues - Adjusted	$1,479,837	$1,350,315	$1,137,822

Compensation Expense - U.S. GAAP	$887,546	$861,139	$755,156
Amortization of LP Units / Interests and Certain Other Awards (4)	(27,716)	(80,846)	(89,482)
Other Acquisition Related Compensation Charges (11)	—	—	(952)
Compensation Expense - Adjusted	$859,830	$780,293	$664,722

Compensation Ratio - U.S. GAAP (a)	59.4%	63.1%	65.4%
Compensation Ratio - Adjusted (a)	58.1%	57.8%	58.4%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$371,938	$(6,832)	(1)(2)	$365,106
Other Revenue, net	(1,168)	2,581	(3)	1,413
Net Revenues	370,770	(4,251)		366,519

Expenses:
Employee Compensation and Benefits	196,125	21,371	(4)	217,496
Non-compensation Costs	66,488	(9,075)	(6)	57,413
Total Expenses	262,613	12,296		274,909

Operating Income (a)	$108,157	$(16,547)		$91,610

Compensation Ratio (b)	52.9%			59.3%
Operating Margin (b)	29.2%			25.0%

	Investment Management Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$16,346	$1,743	(1)(2)	$18,089
Other Revenue, net	131	—		131
Net Revenues	16,477	1,743		18,220

Expenses:
Employee Compensation and Benefits	9,433	—		9,433
Non-compensation Costs	3,872	(16)	(6)	3,856
Total Expenses	13,305	(16)		13,289

Operating Income (a)	$3,172	$1,759		$4,931

Compensation Ratio (b)	57.2%			51.8%
Operating Margin (b)	19.3%			27.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$427,864	$(6,618)	(1)(2)	$421,246
Other Revenue, net	(509)	2,632	(3)	2,123
Net Revenues	427,355	(3,986)		423,369

Expenses:
Employee Compensation and Benefits	261,125	(14,490)	(4)	246,635
Non-compensation Costs	67,674	(9,910)	(6)	57,764
Total Expenses	328,799	(24,400)		304,399

Operating Income (a)	$98,556	$20,414		$118,970

Compensation Ratio (b)	61.1%			58.3%
Operating Margin (b)	23.1%			28.1%

	Investment Management Segment
	Three Months Ended December 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$17,965	$806	(1)(2)	$18,771
Other Revenue, net	49	—		49
Net Revenues	18,014	806		18,820

Expenses:
Employee Compensation and Benefits	6,506	—		6,506
Non-compensation Costs	4,605	(331)	(6)	4,274
Special Charges	8,100	(8,100)	(5)	—
Total Expenses	19,211	(8,431)		10,780

Operating Income (Loss) (a)	$(1,197)	$9,237		$8,040

Compensation Ratio (b)	36.1%			34.6%
Operating Margin (b)	(6.6%)			42.7%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$240,626	$(4,194)	(1)(2)	$236,432
Other Revenue, net	(913)	1,478	(3)	565
Net Revenues	239,713	(2,716)		236,997

Expenses:
Employee Compensation and Benefits	169,718	(31,759)	(4)	137,959
Non-compensation Costs	57,574	(7,191)	(6)	50,383
Total Expenses	227,292	(38,950)		188,342

Operating Income (a)	$12,421	$36,234		$48,655

Compensation Ratio (b)	70.8%			58.2%
Operating Margin (b)	5.2%			20.5%

	Investment Management Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$18,429	$1,536	(1)(2)	$19,965
Other Revenue, net	(429)	670	(3)	241
Net Revenues	18,000	2,206		20,206

Expenses:
Employee Compensation and Benefits	10,197	—		10,197
Non-compensation Costs	4,099	(105)	(6)	3,994
Total Expenses	14,296	(105)		14,191

Operating Income (a)	$3,704	$2,311		$6,015

Compensation Ratio (b)	56.7%			50.5%
Operating Margin (b)	20.6%			29.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Investment Banking
Net Revenues:
Investment Banking Revenue	$371,938	$427,864	$240,626
Other Revenue, net	(1,168)	(509)	(913)
Net Revenues	370,770	427,355	239,713

Expenses:
Employee Compensation and Benefits	196,125	261,125	169,718
Non-compensation Costs	66,488	67,674	57,574
Total Expenses	262,613	328,799	227,292

Operating Income (a)	$108,157	$98,556	$12,421

Investment Management
Net Revenues:
Investment Management Revenue	$16,346	$17,965	$18,429
Other Revenue, net	131	49	(429)
Net Revenues	16,477	18,014	18,000

Expenses:
Employee Compensation and Benefits	9,433	6,506	10,197
Non-compensation Costs	3,872	4,605	4,099
Special Charges	—	8,100	—
Total Expenses	13,305	19,211	14,296

Operating Income (Loss) (a)	$3,172	$(1,197)	$3,704

Total
Net Revenues:
Investment Banking Revenue	$371,938	$427,864	$240,626
Investment Management Revenue	16,346	17,965	18,429
Other Revenue, net	(1,037)	(460)	(1,342)
Net Revenues	387,247	445,369	257,713

Expenses:
Employee Compensation and Benefits	205,558	267,631	179,915
Non-compensation Costs	70,360	72,279	61,673
Special Charges	—	8,100	—
Total Expenses	275,918	348,010	241,588

Operating Income (a)	$111,329	$97,359	$16,125

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)	Expenses during 2016 related to a charge for the impairment of our investment in Atalanta Sosnoff during the fourth quarter.

(6)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended March 31, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,075	$—		$13,075
Professional Fees	17,078	(3,520)	(1)	13,558
Travel and Related Expenses	14,980	(2,767)	(1)	12,213
Communications and Information Services	10,311	(20)	(1)	10,291
Depreciation and Amortization	5,799	(2,392)	(6a)	3,407
Other Operating Expenses	9,117	(392)	(1)	8,725
Total Non-compensation Costs	$70,360	$(9,091)		$61,269

	Three Months Ended December 31, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$11,321	$—		$11,321
Professional Fees	17,795	(4,813)	(1)	12,982
Travel and Related Expenses	15,207	(2,999)	(1)	12,208
Communications and Information Services	10,333	(28)	(1)	10,305
Depreciation and Amortization	5,885	(2,392)	(6a)	3,493
Acquisition and Transition Costs	89	(89)	(6b)	—
Other Operating Expenses	11,649	80	(1)(6c)	11,729
Total Non-compensation Costs	$72,279	$(10,241)		$62,038

	Three Months Ended March 31, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$10,774	$—		$10,774
Professional Fees	10,702	(1,382)	(1)	9,320
Travel and Related Expenses	13,829	(2,384)	(1)	11,445
Communications and Information Services	10,003	(17)	(1)	9,986
Depreciation and Amortization	6,382	(3,245)	(6a)	3,137
Other Operating Expenses	9,983	(268)	(1)(6c)	9,715
Total Non-compensation Costs	$61,673	$(7,296)		$54,377

(6a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(6b)	Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

(6c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

(7)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate level taxes. As a result, adjustments have been made to Evercore's effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

(8)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(9)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.

(11)	Expenses for deferred consideration issued to the sellers of certain of the Company's acquisitions are excluded from the Adjusted presentation.

(12)
Assumes the transfer of ownership of the Mexican Private Equity business had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the management fees and expenses that were previously recorded from the Mexican Private Equity business and the addition of income from the Mexican Private Equity business if its results were based on the percentage of the management fees that the Company is currently entitled to. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(13)
Reflects the impact of the application of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting," which requires that excess tax benefits and deficiencies from the delivery of Class A common stock under share-based payment arrangements be recognized in the Company’s Provision for Income Taxes rather than in Additional Paid-In-Capital under prior U.S. GAAP.